                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about December 30, 1997) of our report dated October 3, 1997, on our audit of the financial statements of Bayard Drilling Technologies, Inc. as of June 30, 1997, and the six months then ended. We also consent to the references to our firm under the caption "Independent Public Accountants."


                                             /s/ Coopers & Lybrand, L.L.P.
                                             Coopers & Lybrand, L.L.P.

Oklahoma City, OK
December 30, 1997